FORBEARANCE AGREEMENT

This Forbearance Agreement (the “Agreement”) is entered into as of the 5th day of September, 2023, by and between Raadr, Inc., a Nevada corporation (the “Company”), and Dean Richards (“Lender”).

RECITALS

A.The Company is indebted to Lender in the aggregate principal amount of $43,900.00 (the “Lender Debt”), the Lender Debt being evidenced by certain debt instruments, copies of which are attached hereto as Exhibit A and made a part hereof (collectively, the “Lender Notes”).

B.The Company is in default (the “Existing Default”) with respect to the repayment of the Lender Debt and the Company does not currently possess funds with which to repay the Lender Debt.

C.The Company has requested that Lender temporarily forbear from suing to collect the Lender Debt, and Lender has agreed to forbear temporarily, subject to the terms and conditions contained herein and without waiving the Company’s Existing Default under the Lender Debt.

D.This Agreement is one of three similar agreements pursuant to which the Company is to issue a total of 1,700,000,000 shares of its common stock.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.Acknowledgment of Recitals. The Company and Lender each acknowledge that the Recitals herein are true and correct statements of fact.

2.Existing Default/Conditional Forbearance. The Company hereby acknowledges and agrees that (a) the Existing Default has occurred and is continuing under the terms of the Lender Debt and that all of the outstanding amounts owed by the Company to Lender under the Lender Debt are due and owing without any defense, right of setoff or counterclaim of the Company or any other person; and (b) Lender has the immediate right to exercise all rights and remedies under the Lender Debt.

Subject to the terms and conditions of this Agreement, Lender agrees to forbear for a period of six (6) months (the “Forbearance Period”) from the date of this Agreement from exercising its remedies under the Lender Debt; provided, however, that such agreement by Lender to forbear temporarily shall immediately terminate on the occurrence of an Event of Default (as defined below). If this Agreement is terminated, then Lender may exercise all of its rights on account of the Existing Default, as well as any additional Events of Default.

This Agreement will expire on March 5, 2024 (the “Expiration Date”). Upon expiration, if the Existing Default has not been cured, Lender may pursue and enforce any and all of its remedies against the Company under the Lender Debt.

3.The Company’s Acknowledgment. The Company acknowledges and agrees that, as of the date of this Agreement, the outstanding principal balance on the Lender Debt is $43,900.00.

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4.The Company’s Agreement. In consideration of Lender’s agreement to forbear temporarily from exercising its remedies under the Lender Debt, the Company agrees that it shall issue to Lender a total of 700,000,000 shares of its common stock (the “Forbearance Shares”).

5.Representations and Warranties of the Company. The Company hereby represents and warrants to Lender, as follows:

(a)Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)Authorization; Enforcement.

(1)The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Forbearance Shares, in accordance with the terms hereof.

(2)The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Forbearance Shares, has been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

(3)This Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly.

(4)This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c)Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000,000 authorized shares of Common Stock, $0.001 par value per share, of which 259,529,963 shares are issued and outstanding and 10,000,000 authorized shares of preferred stock, $0.001 par value per share, of which 1,000,000 shares of Series E Preferred Stock are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable.

(d)Issuance of Forbearance Shares. The Forbearance Shares are duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company.

(e)No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (1) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws; (2) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party; or (3) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the

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Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.

(f)OTC Markets Documents; Financial Statements. On or before September 15, 2023, the Company shall have filed all reports, schedules, forms, statements and other documents required to be filed by it with OTC Markets pursuant to its reporting requirements as an Alternative Reporting Standard company (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “OTC Documents”). Upon written request the Company will deliver to the Buyer true and complete copies of the OTC Documents, except for such exhibits and incorporated documents. As of their respective dates or if amended, as of the dates of the amendments, the OTC Documents complied in all material respects with applicable requirements relating to the OTC Documents, and none of the OTC Documents, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such OTC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the OTC Documents complied as to form in all material respects applicable thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is not subject to the reporting requirements of the Securities Exchange Act of 1934 (the “1934 Act”)

(g)Absence of Certain Changes. There has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company, since the Company’s last filing of an OTC Document.

(h)Absence of Litigation. Except for the currently pending lawsuit filed against the Company by JanBella Group, LLC in Charlotte, North Carolina, and as otherwise set forth in the OTC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

(i)No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Forbearance Shares to Lender. The issuance of the Forbearance Shares to Lender will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

6.Representations and Warranties of Lender. Lender represents and warrants to the Company that:

(a)Investment Purpose. Lender is taking the Forbearance Shares for Lender’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales

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registered or exempted from registration under the Securities Act of 1933 Act, as amended (the “Securities Act”).

(b)Investor Status. Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D or is a sophisticated investor capable of evaluating an investment in the Forbearance Shares.

(c)Reliance on Exemptions. Lender understands that the Forbearance Shares are being offered and sold to Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Lenders’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the availability of such exemptions and the eligibility of Lender to acquire the Forbearance Shares.

(d)Information. The Company has not disclosed to Lender any material non-public information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Lender.

(e)Legends. Lender understands that the Forbearance Shares have not been registered under the 1933 Act and shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE BUYER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to Lender upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such party provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Lender agrees to sell all securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(f)No Legal Disability. Lender is under not legal disability with respect to Lender’s entering into, and performing under, this Agreement. This Agreement constitutes a valid and binding agreement of Lender enforceable in accordance with its terms.

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7.Events of Default. The occurrence of one or more of the following shall constitute an “Event of Default” within the meaning of this Agreement:

(a)the Company shall fail to abide by or observe any term, condition or covenant of this Agreement, or any representation made by the Company herein was materially false when made; or

(b)the Company makes an assignment for the benefit of creditors, or a custodian, trustee or receiver is appointed for the Company or for any of its properties, or bankruptcy, reorganization or liquidation proceedings are instituted by or against the Company.

Upon the occurrence of any Event of Default or at any time thereafter, Lender, or the holder of all or any of the Lender Debt, may declare all amounts owed under the Lender Debt to be due and payable, and all such amounts shall immediately become due and payable, and Lender shall be entitled to the immediate exercise of all its rights and remedies available to it under the Lender Debt and applicable law.

8.Enforcement. The Company acknowledges that:

(a)Lender expects and anticipates, and has the unqualified right, to require full and prompt payment and performance by the Company of its obligations hereunder and under the Lender Debt.

(b)Lender intends, and has the unqualified power, to utilize promptly and fully the rights and remedies available to it under the Lender Debt and under applicable law, upon the occurrence of an Event of Default or breach of any of the terms of this Agreement or as otherwise provided in this Agreement.

(c)Lender shall be entitled to recover all attorney’s fees and costs resulting from any default hereunder.

9.No Waiver. The execution of this Agreement and acceptance of any documents related hereto shall not be deemed to be a waiver of any event of default (including the Existing Default) under the Lender Debt, whether or not known to Lender and whether or not existing on the date of this Agreement. The Company acknowledges that Lender is not waiving the Existing Default, but is simply agreeing to forbear from exercising its rights with respect to the Existing Default to the extent expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, immediately upon expiration of the Forbearance Period, Lender has all of its rights and remedies with respect to the Existing Default to the same extent, and with the same force and effect, as if the forbearance had not occurred. The Company will not assert and hereby forever waives any right to assert that Lender is obligated in any way to continue beyond the Forbearance Period to forbear from enforcing its rights or remedies or that Lender is not entitled to act on the Existing Default after the termination of the Forbearance Period as if such default had just occurred and the Forbearance Period had never existed. The Company acknowledges that Lender has made no representations as to what actions, if any, Lender will take after the Forbearance Period, and Lender must and does hereby specifically reserve any and all rights and remedies it has with respect to the Existing Default and each other default or Event of Default that may occur.

10.Release. The Company hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising at law or in equity or upon contract or tort or under any state or federal law or otherwise, which the Company has had, now has or has made claim against any such person for or by reason of any act, omission, matter, cause or thing whatsoever

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arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown, and the Company hereby further acknowledges and agrees that, as of the date hereof, it has no existing defenses to the enforcement of the Lender Debt and, to the extent that any exist as of the date hereof, each of them is hereby absolutely and forever waived, as further consideration for Lender’s forbearance under this Agreement.

11.Reaffirmation of Lender Debt; Entire Agreement. Except as specifically modified herein, the terms and conditions of the Lender Debt remain in full force and effect in accordance with their original terms, not subject to any defense, right of setoff or counterclaim against Lender. All prior oral and written communications, commitments, alleged commitments, promises, alleged promises, agreements and alleged agreements by or among Lender and the Company related to the Lender Debt are hereby merged into this Agreement and the Lender Debt, and shall not be enforceable, unless expressly set forth in this Agreement and the Lender Debt.

This Agreement may not be modified except in writing signed by all parties hereto. Nothing contained in this Agreement shall constitute or be deemed to be a commitment or agreement on the part of the Company to restructure the Lender Debt or to amend any of the provisions of the Lender Debt or to forbear from exercising any of Lender’s rights and remedies under the Lender Debt, except to the limited extent specifically agreed to herein.

12.Further Assurances and Additional Documents. The Company shall, at the request of Lender, at any time and from time to time following the execution of this Agreement, promptly execute and deliver, or cause to be executed and delivered, to Lender all such further documents and instruments and take all such further action as may be reasonably necessary or appropriate to confirm or carry out the provisions and intent of this Agreement.

13.Cumulative Rights. Each right, power or remedy herein conferred upon Lender or by the Lender Debt is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to Lender at law or in equity or under the Lender Debt, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise existing may be exercised from time to time as often and in such order as may be deemed expedient by Lender, and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by Lender in the exercise of any right, power or remedy shall impair any such right, power or remedy or the right of any such party to resort thereto at a later date. Nor shall any such delay or omission be construed to be waiver of any default.

14.Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such portion, without invalidating the remaining provisions of this Agreement, or any other agreement executed between Lender, on the one hand, and the Company, on the other hand, or affecting the validity or enforceability of such provisions.

15.Successors and Assigns. This Agreement is binding upon the parties and their respective successors, assigns, heirs and personal representatives, except that the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender.

16.Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Nevada.

17.No Third Party Reliance. No third party shall be entitled to rely upon this Agreement or to have any of the rights or benefits hereunder.

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18.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Forbearance Agreement effective as of the date first above stated.

COMPANY:	LENDER:

RAADR, INC.	/s/ Dean Richards
Dean Richards
By: /s/ Jacob DiMartino
Jacob DiMartino
Chief Executive Officer

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Exhibit A

Copies of Lender Notes